Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

EDISON INTERNATIONAL

The undersigned, J. A. BOUKNIGHT, JR. and BARBARA E. MATHEWS, hereby certify that they are the duly elected and acting Executive Vice President and General Counsel, and Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, respectively, of EDISON INTERNATIONAL, a California corporation, and that the Articles of Incorporation of said corporation are amended as set forth in this certificate.

A.	Article Fifth is deleted in its entirety.

B.	Article Sixth is renumbered as Article Fifth.

The foregoing amendment of the Articles of Incorporation of Edison International has been duly approved by its Board of Directors.

The amendments of the Articles of Incorporation made by Sections A and B above have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation and entitled to vote is 325,795,390 shares of Common Stock. The number of votes in favor of the amendments exceeded the vote required. The percentage vote required was more than 50% of the total votes entitled to be cast.

IN WITNESS WHEREOF, the undersigned have executed this certificate on this 10th day of May, 2006.

/s/ J. A. Bouknight, Jr.
J. A. Bouknight, Jr.
Executive Vice President and General Counsel of Edison International

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of Edison International

DECLARATION

The undersigned J. A. BOUKNIGHT, JR. and BARBARA E. MATHEWS, the Executive Vice President and General Counsel, and Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, respectively, of Edison International, each declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his or her own knowledge.

Executed at Rosemead, California on this 10th day of May, 2006.

/s/ J. A. Bouknight, Jr.
J. A. Bouknight, Jr.
Executive Vice President and General Counsel of Edison International

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of Edison International

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